UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No .          )

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PARKS! AMERICA, INC.

(Name of Registrant as Specified in its Charter)

(Name Of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On March 13, 2024, Parks! America, Inc. (the “Company”) issued the below press release:

Parks! America, Inc.

Updates Slide Presentation on Corporate Website

PINE MOUNTAIN, Georgia -- March 13, 2024 -- Parks! America, Inc. (OTCPink: PRKA), a leading operator of regional safari parks in the U.S., today announced an updated version of the company’s investor presentation, featuring a narration of all the slides by CEO Lisa Brady, has been uploaded to the Investor Relations section of the Parks! America website. The site can be accessed at https://animalsafari.com/investor-relations.

“I am pleased to add my comments to the slide deck to provide more insights for our stakeholders on our properties, how we are allocating capital to enhance those properties to attract new and repeat customers. We are making measurable progress on achieving our goals for 2024 and we are excited with the opportunities ahead,” commented Ms. Brady.

About Parks! America, Inc.

Parks! America, Inc. (OTCPink: PRKA), through its wholly owned subsidiaries, owns and operates three regional safari parks - the Wild Animal Safari theme park in Pine Mountain, Georgia, the Wild Animal Safari theme park located in Strafford, Missouri, and the Aggieland Wild Animal Safari theme park, located near Bryan/College Station, Texas.

Additional information, including our Form 10-K for the fiscal year ended October 1, 2023, is available on the Company’s website, http://www.animalsafari.com

Cautionary Note Regarding Forward Looking Statements

This news release may contain “forward-looking statements” within the meaning of U.S. securities laws. Forward-looking statements include statements concerning our future plans, business strategy, liquidity, capital expenditures, sources of revenue and other similar statements that are not historical in nature. You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this news release and speak only as of the date hereof. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results to differ significantly from those expressed or implied by such forward-looking statements. Readers are advised to consider the factors listed under the heading “Risk Factors” and the other information contained in the Company’s annual report and other reports filed from time to time with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

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Important Additional Information

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with any matters to be considered at the 2024 annual meeting of stockholders of the Company (the “2024 Annual Meeting”). In connection with the Company’s special meeting of stockholders, the Company filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) on February 12, 2024 (the “Definitive Proxy Statement”). The Company also intends to file a definitive proxy statement and a WHITE Proxy Card with the SEC in connection with any solicitation of proxies from the Company’s stockholders with respect to the 2024 Annual Meeting. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION RELATING TO THE 2024 ANNUAL MEETING. The Definitive Proxy Statement contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Stockholders will be able to obtain the definitive proxy statement with respect to the 2024 Annual Meeting and the Definitive Proxy Statement with respect to the Special Meeting, including any amendments or supplements to such proxy statements and other documents, if any, filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies would also be available at no charge on the Company’s website at https://animalsafari.com/investor-relations/.

Contact:

Lisa Brady

President and Chief Executive Officer

(706) 663-8744

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